                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2A

                                 Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Lennoc Ventures, Inc.
                 (Name of small business issuer in its charter)

          Nevada                          1081                98-0336674
  (State or jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Number)   Identification Number)

                                 311 Tawny Road

                             Sarnia, Ontario N7S-5K1

                              Phone (519) 542-1229

          (Address and telephone number of principal executive offices and place of business)

                                Kennan E. Kaeder
                                 Attorney at Law
                          110 West C Street, Suite 1904
                               San Diego, Ca 92101
                              Phone: (619)232-6545
                               Fax: (619) 236-8182
                          Email: kennan@kklawoffice.com
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                               [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                           [ ]


CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------
TITLE OF EACH CLASS   AMOUNT TO BE   PROPOSED           PROPOSED        AMOUNT OF
CLASS OF              REGISTERED     MAXIMUM OFFERING   MAXIMUM         REGISTRATION FEE
SECURITIES TO BE                     PRICE PER          AGGGREGATE
REGISTERED                                              OFFERING PRICE
Common                5,000,000      $0.05              $250,000         $62.50*
-----------------------------------------------------------------------------------------


* Previously Paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION DATED MAY 1, 2001

                                   PROSPECTUS


                              LENNOC VENTURES, INC.

                                5,000,000 Shares

                                  Common Stock

                         Offering Price $0.05 per share


         This is our initial public offering so there is currently no public market for our shares. A FULL DISCUSSION OF THE RISKS OF OWNING OUR SHARES BEGINS AT PAGE 1 OF THIS PROSPECTUS.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
             Price to Public         Commissions &               Proceeds to
             Payable In Cash         Discounts Prior to          Company
             On Subscription         Legal and                   Prior to Legal
                                     Accounting Fees             and
                                                                 Accounting
                                                                 Fees
Per Share    $0.05                   $.00                        $.05
Total        $250,000                $.00                        $250,000

         We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until December 1, 2001, unless we decide to cease selling efforts prior to this date. The minimum purchase is 100,000 shares at $.05 per share or $2,500.00.

         The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

                              LENNOC VENTURES, INC.

                  The date of this prospectus is         , 2001

                                   -----------
                                TABLE OF CONTENTS
                                   -----------


                                                                                                PAGE
                                                                                                ----
Prospectus Summary................................................................................1

Risk Factors......................................................................................1

Use Of Proceeds...................................................................................3

Determination Of Offering Price...................................................................4

Dilution..........................................................................................4

Plan Of Distribution..............................................................................5

Special Note Regarding Forward Looking Statements.................................................6

Legal Proceedings.................................................................................7

Directors, Executive Officers, Promoters And Control Persons......................................7

Security Ownership Of Certain Beneficial Owners And Management....................................8

Description Of Securities.........................................................................8

Shares Eligible For Future Sale...................................................................9

Certain Transactions.............................................................................11

Business.........................................................................................11

Management Discussion And Analysis And Plan Of Operations........................................17

Legal Matters....................................................................................18

Experts..........................................................................................18

Available Information............................................................................18

Financial Statements.............................................................................F1

         Until ___________________________, 2001 all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         LENNOC VENTURES, INC. was incorporated under the laws of the State of Nevada on November 17, 2000. We have not commenced active business operations.

         We are an exploration stage company engaged in the preliminary search for precious minerals. There is no assurance at present that a commercially viable ore body exists on our property until appropriate geologic work is done and a final evaluation concludes economic and legal feasibility. We have acquired a lease for exploration with a purchase option for all right, title and interest in the Sand Pass group of unpatented mining claims and State of Utah mineral lease. An unpatented claim means that more assessment work is necessary before all mineral rights can be claimed. We intend to explore for precious metals, including silver and gold, on the property.


         Our administrative office is located at 311 Tawney Road, Sarnia, Ontario N7S-5K1. Our telephone number is (519) 542-1229. Our Nevada office is located at 5300 West Sahara Avenue, Suite 101, Las Vegas, Nevada, 89146. Our fiscal year end is December 31.

                                  The Offering

Securities Offered................ 5,000,000 shares of common stock.

Offering Price.................... The shares are offered at $0.05 per share for total gross offering proceeds of
                                   $250,000.00.

Terms Of The Offering............. There is no minimum offering. Accordingly, offering proceeds will be used as shares are
                                   sold. The offering will remain open until
                                   December 1, 2001, or an additional 60 days
                                   at the sole discretion of our management,
                                   unless the total proceeds are earlier
                                   received or we determine, in our sole
                                   discretion, to cease selling efforts.

Shares of Common Stock Outstanding
 Prior to the Offering ..........  Common Stock: 1,000,000

Shares of Common Stock Outstanding
 After the Offering .............  Common Stock: 6,000,000

Offering Price Per Share ........  $0.05

Estimated Proceeds After
 Offering Expenses ..............  $221,937.50 maximum after $28,062.50 expenses

Total Proceeds To Our Company....  $250,000.00

Use Of Proceeds................... We will use the proceeds to pay for offering expenses, research and exploration.

                                  RISK FACTORS

         There may find no minerals on our property. We must conduct exploration to determine what amount of minerals, if any, exist on our property, and if any minerals which are found can be economically extracted and profitably processed. We do not claim to have any minerals or reserves whatsoever at this time on any of our claims.


         There is no minimum number of shares that must be sold. There is no minimum number of shares that must be sold and we will not refund any funds to you. There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.


         We may not have adequate funds to conduct operations. You may be investing in a company that does not have adequate funds to conduct its operations. Because there is no minimum number of shares that must be sold and we will not refund any funds to you, it is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.

         Our company is only recently organized with no operating history which makes an evaluation of us difficult. Our company was recently organized on November 17, 2000 and is a start-up company. We have no operating history and we do not have any business prior to our organization. As of December 31, 2000, we had incurred losses of $3,450.00 and we expect losses to continue. There is nothing at this time on which to base an assumption that our business plan will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.


         Because of our lack of funds and past losses, our independent accountants' audit report indicates there is substantial doubt about our ability to continue as a going concern. Our independent certified public accountants have pointed out that we have incurred losses since our inception and have not yet been successful in establishing profitable operations, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. If we are unable to raise additional capital then you may lose your entire investment.


         We may not have enough money to complete our exploration. We may not have enough money to complete the exploration of our property. Phase I of our exploration will cost approximately $64,438.50. In addition, we are obligated to pay a minimum royalty of $3,000.00 by January 8, 2002. Phase II of our operations will cost approximately $121,380.00. There will be no proceeds available from this offering to fund meaningful business operations unless we sell approximately 25% of the securities being offered. If we are not able to sell at least 25% of the securities being offered by December 1, 2001, Lennoc may have to cease or suspend operations. If that happens, your investment may be completely lost.

Phase III of our operations will cost approximately $203,490.00. This offering will net Lennoc sufficient proceeds to complete Phase I and Phase II but not Phase III, assuming all of the securities offered in this offering are sold. If less than all the of the securities are sold, this offering may not net the Lennoc sufficient proceeds to conduct its planner operations. Consequently, we will likely try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise all or part of it, we will have to suspend or cease operations. Management currently has no plan to engage in any alternative business if Lennoc suspends or ceases operations as a result of not having enough money to complete our exploration program. If we suspend or cease operations, you will suffer a loss in the amount of your investment.

         There is no public trading market for our common stock. Because there is no public trading market for our common stock, you may not be able to resell your shares. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.


         Management has no experience or formal training in mineral exploration. We currently have only one employee, Kenneth McAlpine, who is our sole shareholder, director and officer. Mr. McAlpine has no experience or formal training in mineral exploration. Prior to founding the company, Mr. McAlpine has been primarily engaged in business consulting, venture capital funding and real estate development. This could detrimentally impact the ability of Lennoc to implement its business plan.


         Management will not spend full time on the business of the company. Our sole employee, shareholder, officer and director is Kenneth McAlpine. He will not be employed full time, at least initially, as he is involved with other businesses and has other interests which could give rise to conflicts of interest with respect to carrying out the operations of Lennoc.



                                 USE OF PROCEEDS

         The net proceeds to us from the sale of the 5,000,000 shares offered hereby at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $28,062.50 for legal, accounting, printing and other costs in connection with the offering.

         The table below shows how proceeds from this offering would be used for scenarios where our company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.



Percent of Total Shares Offered                   25%            50%            75%           100%
                                                  ($)            ($)            ($)            ($)
                                           ----------     ----------      ---------     ----------
Shares Sold                                 1,250,000      2,500,000      3,750,000      5,000,000
------------------------------------------ -------------- --------------- ------------- ----------
Gross Proceeds from offering                  $62,500       $125,000       $187,500       $250,000
------------------------------------------ -------------- --------------- ------------- ----------
Less Offering Expenses                        $28,062        $28,062        $28,062        $28,062
------------------------------------------ -------------- --------------- ------------- ----------
Net Offering Proceeds                         $34,438        $96,938       $159,438       $221,938
------------------------------------------ -------------- --------------- ------------- ----------
Use of Net Proceeds
------------------------------------------ -------------- --------------- ------------- ----------
    Geologist                                  $6,200         $6,200         $6,200         $6,200
------------------------------------------ -------------- --------------- ------------- ----------
    Geochemical Sampling                      $23,000        $23,000        $23,000        $23,000
------------------------------------------ -------------- --------------- ------------- ----------
    Drilling Phase I                                         $30,200        $30,200        $30,200
------------------------------------------ -------------- --------------- ------------- ----------
    Report Phase I                                            $1,970         $1,970         $1,970
------------------------------------------ -------------- --------------- ------------- ----------
    Geologist's Contingency                                   $3,068         $3,068         $3,068
------------------------------------------ -------------- --------------- ------------- ----------
    Drilling Phase II                                        $30,000        $88,200        $88,200
------------------------------------------ -------------- --------------- ------------- ----------
    Geochemical Phase II                                                                   $24,400
------------------------------------------ -------------- --------------- ------------- ----------
    Report Phase II                                                                         $3,000
------------------------------------------ -------------- --------------- ------------- ----------
    Geologist's Contingency                                                                 $5,780
------------------------------------------ -------------- --------------- ------------- ----------
    Working Capital                            $5,238         $2,500         $6,800        $36,120
------------------------------------------ -------------- --------------- ------------- ----------
Total Use Of Net Proceeds                     $34,438        $96,938       $159,438       $221,938
------------------------------------------ -------------- --------------- ------------- ----------

         We will not be able to conduct any exploration activities unless approximately 25% of the offering is sold. In addition, unless approximately 25% of the offering is sold, all of our paid in capital will have been utilized to pay the expenses of this offering. It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 5,000,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

         Possible working capital uses include advertising and other ongoing selling, general and administrative expenses, to be determined by our executive officers based upon their assessment of our company's needs.

         Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $50,000 is received, $28,062.50 will be used to pay for accounting and legal fees. If less than $50,000 is received, the entire amount may be applied toward legal and accounting fees for this offering as well as state blue sky registrations and quarterly and annual reports required under the Securities Exchange Act of 1934.

                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

         You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

         Dilution is the difference between the public offering price of $0.05 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

         Our net book value prior to the offering, based on the December 31 2000 financial statements, was $21,550 or approximately $0.022 per common share. Prior to selling any shares in this offering, we had 1,000,000 shares of common stock outstanding, which were purchased by the founding shareholder between December 5, 2000 and December 25, 2000 for $25,000 in cash or $.025 per share. We are now offering up to 5,000,000 shares at $0.05 per share. If all shares* offered herein are sold, we will have 6,000,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to receipt of the net proceeds from the offering on all shares sold and payment and issuance of the additional shares of common stock in the offering, but does not take into consideration any other changes in our net tangible book value, will be $243,488 or approximately $0.04 per share. This would result in dilution to investors in this offering of $0.01 per share, or 20% from the public offering price of $0.05 per share. Net tangible book value would increase to the benefit of our present stockholder in the amount of $.018 per share.

Dilution Table

         The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:


---------------------------------------- ---------------- ----------------- ---------------- ----------------
                                         1,250,000        2,500,000         3,750,000        5,000,000
                                         shares sold      shares sold       shares sold      shares sold
---------------------------------------- ---------------- ----------------- ---------------- ----------------
Public offering price/share                       $0.050            $0.050           $0.050           $0.050
---------------------------------------- ---------------- ----------------- ---------------- ----------------
NTBV/ share prior to offering                     $0.022            $0.022           $0.022           $0.022
---------------------------------------- ---------------- ----------------- ---------------- ----------------
Net Proceeds to Lennoc                           $34,438           $96,938         $159,438         $221,938
---------------------------------------- ---------------- ----------------- ---------------- ----------------
Total shares outstanding                       2,250,000         3,500,000        4,750,000        6,000,000
---------------------------------------- ---------------- ----------------- ---------------- ----------------
Increase attributable to new investors            $0.002            $0.011           $0.015           $0.018
---------------------------------------- ---------------- ----------------- ---------------- ----------------
Post Offering pro forma NTBV/share                $0.025            $0.034           $0.038           $0.040
---------------------------------------- ---------------- ----------------- ---------------- ----------------
Dilution to new investors                         $0.025            $0.016           $0.012           $0.010
---------------------------------------- ---------------- ----------------- ---------------- ----------------


Comparative Data

         The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from Lennoc, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.


                                     SHARES PURCHASED                   TOTAL CONSIDERATION
                                 ------------------------     -------------------------------------------
                                                                                            AVERAGE PRICE
                                    NUMBER      PERCENT         AMOUNT       PERCENT          PER SHARE
                                 ------------ -----------     ----------    ---------       -------------
Existing shareholder
Kenneth McAlpine                    1,000,000       16.6%     $   25,000        11.1%       $    0.025
New Investors *                     5,000,000       83.4%     $  250,000        88.9%       $    0.050
                                 ------------ -----------     ----------    ---------       ------------
Total                               6,000,000        100%     $  225,000         100%       $    0.037
                                 ============ ===========     ==========    =========       ============

------------
* It is possible we may not sell any of the shares, in which case the proceeds to our company will be $0.

                              PLAN OF DISTRIBUTION

General

         The following discussion addresses the material terms of the plan of distribution.

         We are offering up to 5,000,000 shares of our common stock at a price of $0.05 per share to be sold by our principal executive officer and director. This will be the only method of distribution. Lennoc does not intend to make any distribution through an underwriter or on the Internet. The shares will be sold through our principal executive officer and director, so no compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on behalf of our company in connection with such activities. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. A subscription agreement, the form of which is attached to this prospectus, will be required to be submitted by all purchasers of the shares. The minimum subscription will be 25,000 shares for $1,250.

         There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

         Our president, Kenneth McAlpine who is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, shall conduct the offering. Mr. McAlpine is deemed not to be a broker for the following reasons:

         *He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         *He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         *He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

         *He will restrict his participation to the following activities:

                  A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

                  B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

                  C. Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

         The offering will remain open for a period until December 1, 2001 or an additional 60 days in our sole discretion, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. Our officers, directors and stockholders and their affiliates may purchase shares in this offering.

No Escrow Of Proceeds

         There is no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.


         We do not currently have any agreements with others to issue shares for services. However, we do anticipate that in the future, we may issue shares for sales and marketing and other services. When we issue shares for services, the value of the services must be a fair market value. The fair market value of the service provided will be determined by management and will be based upon a reasonable evaluation of market rates and values for specific services. No shares for services will be issued to any officer, director or affiliate of Lennoc .


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus. However, none of the forward-looking statements refer to exploration, development, production or other anticipated mining activity.

                                LEGAL PROCEEDINGS

         We are not a party to or aware of any threatened litigation of a material nature.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers And Directors

         The following table sets forth the directors and executive officers of Lennoc, their ages, term served and all officers and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

         There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.


NAME OF DIRECTOR             AGE              TERM SERVED             POSITIONS WITH COMPANY
------------------           ----             ---------------         ----------------------
Kenneth McAlpine              51              Since inception         President, Secretary-
                                                                      Treasurer & Director

         Mr. McAlpine will serve as management of our company. A brief description of his background and business experience is as follows:

         Kenneth McAlpine is the founder of our company. Mr. McAlpine has been the President, Secretary-Treasurer and Director since our company's inception on November 17, 2000.

         Mr. McAlpine has been the president of KIF Capital Corporation, a business consulting and venture capital company located in Sarnia, Ontario for the past five years. Mr. McAlpine has also had real estate broker's license in Ontario since 1985 and until June of 1995 specialized in commercial and residential real estate development in managerial, financial and sales capacities. During this time he was also employed by a Canadian-British joint venture known as Copperheat-Canada which was formed to participate in a $1 billion expansion to the petro-chemical industry. He served as operations manager and was responsible for personnel, operations, manufacturing and sales. Prior to that time Mr. McAlpine was a supervisor for Copperheat-Europe which operated worldwide in the industrial heat treatment of exotic metals. Mr. McAlpine has an electrical engineering diploma from David Dale College in Glasgow, Scottland.

         Mr. McAlpine has been on the board of directors of various companies including Advanced Systems International (NASDAQ "ADSN"), Leisure Canada and Zacherra Holdings.

Executive Compensation

         Our sole director does not currently receive and has never received any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended December 31, 2000, by Mr. McAlpine, our sole executive officer.

                           Summary Compensation Table
                          Long-Term Compensation Awards


NAME AND PRINCIPAL       COMPENSATION-2000          ($)NUMBER OF SHARES
POSITION                 SALARY      ($)BONUS       UNDERLYING OPTIONS (#)
------------------       ------      --------       ----------------------
Kenneth McAlpine         None        None           None
President

         We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group:

                       TITLE      AMOUNT AND NATURE OF   PERCENT      % AFTER
NAME AND ADDRESS      OF CLASS    BENEFICIAL OWNERSHIP   OF CLASS     OFFERING
----------------      --------    --------------------   --------     --------
Kenneth McAlpine      Common      1,000,000 shares         100%         16.67%

All officers &        Common      1,000,000 shares         100%         16.67%
directors as
a group (1 person)



                            DESCRIPTION OF SECURITIES

         The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

         By virtue of an amendment to our articles of incorporation on March 1, 2001, we are presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

         Lennoc has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

Preferred Stock

         Lennoc is also presently authorized to issue 10,000,000 shares of $.001 par value preferred stock. No preferred stock has been issued as of this date and management has no current plans to issue preferred stock to any investor. Under our company's articles of incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the

Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from our company.

Options and Warrants

         We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

         We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under
Nevada corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

         We intend to use Nevada Agency And Trust Company, 50 West Liberty Street, Suite 880, Reno, NV 89501 as our transfer agent and registrar for the common stock upon completion of the offering.

Shares Eligible For Future Sale

         Upon completion of this offering, we will have 6,000,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 5,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

         The remaining 1,000,000 of common stock held by the existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale between December 7, 2001 and December 25, 2001 subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

         In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

         Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

         Our shares will probably be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation contains provisions permitted under the Nevada Corporations Code relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Nevada. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

         Following the close of this offering, we will be subject to the State of Nevada's business combination statute. In general, the statute prohibits a publicly held Nevada corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

         As permitted by Nevada law under Nevada Revised Statutes 78.037, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

         In connection with the organization of our company, Kenneth McAlpine, the founding shareholder, President, Secretary-Treasurer and Director of our company, has paid an aggregate of $25,000.00 cash to purchase 1,000,000 shares of common stock of our company.


         Our company presently has no office facilities but for the time being will use as its business address the office of Mr. McAlpine on a rent free basis, until such time as the business operations of our company may require more extensive facilities and our company has the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to our company on such a basis for any specific length of time.

         We have no formal written employment agreement or other contracts with our officers, and there is no assurance that the services to be provided by them, and facilities to be provided by Mr. McAlpine, will be available for any specific length of time in the future. Mr. McAlpine anticipates initially devoting up to approximately 15% of his time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. McAlpine is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our company would be determined if and when such arrangements become necessary.


                                    BUSINESS

History And Organization

         Lennoc Ventures, Inc. (the "Company") was recently incorporated under the laws of the state of Nevada on November 17, 2000. We have not commenced business operations and we are considered an exploration stage enterprise. To date, our activities have been limited to organizational matters, obtaining a mining engineer's report and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of our company, the founding shareholder of our company contributed an aggregate of $25,000 cash in exchange for 1,000,000 shares of common stock. We have no significant assets, and we are totally dependent upon the successful completion of this offering and receipt of the proceeds there from, of which there is no assurance, for the ability to commence our proposed business operations.

Proposed Business

By a lease and purchase option agreement dated January 8, 2001,Lennoc acquired a 20 year mining lease from Robert Steele, the owner of all right, title and interest in the Sand Pass group of unpatented mining claims and a State of Utah mineral lease located in Juab County, Utah.

The lease covers 17 unpatented claims called Sand Pass #1 thru #17. These claims are filed in Juab County, Utah in Book 419 pages 270 to 277 and pages 865 to
873. The surface owner is the United States Bureau of Land Management which leases the property to the state of Utah. The Sand Pass mineral owner is Mr. Steele. The unpatented mining claims are located in T14S R14W Sections 25, 26 &
35. Claim fees for the county and the state amount to approximately $150.00 per claim annually. Claim fees for the Bureau of Land Management are approximately $100.00 per claim annually.

The lease grants the exclusive right to explore, develop and mine the claims for gold, silver and other valuable materials. We are presently in the pre-exploration stage and there is no assurance that a commercially viable mineral deposit or a reserve exists in our property until exploration is done and a comprehensive evaluation concludes that there is economic and legal feasibility.

Under the terms of the lease, Lennoc is granted an option to purchase the property on which the mining claims are located for $1,000,000, less any royalties paid. Lennoc is also obligated to pay a minimum annual royalty as follows, of which the first payment of $1,500 has already been made:

              Anniversary Date                Amount
           January 8, 2001                  $ 1,500.00
           January 8, 2002                  $ 3,000.00
           January 8, 2003                  $ 6,000.00
           January 8, 2004                  $ 9,000.00
           January 8, 2005 & thereafter     $12,000.00

         The term of this lease is for 20 years and for so long thereafter as minerals are being mined, processed and marketed by Lennoc in commercially paying quantities. Whenever the continued term of the lease is dependent solely upon mining, processing or marketing of minerals and there is no reasonable market for ores or minerals which are or could be produced for any period of time each not to exceed two consecutive years, Lennoc is permitted a reasonable time thereafter within which to resume mining, processing or marketing of ores and minerals. Cessation of operations for 90 consecutive days or less is not considered a break in the continuity of mining, processing or marketing. However, Lennoc may suspend operations during periods when the products of the premises cannot be produced and sold at a profit by reason of low mineral prices. In such event, the landlord must be given access to all relevant information regarding such non-profitability.


         Under the lease, if Lennoc finds in its sole judgment that the claims warrant commercial development, it must proceed with reasonable diligence with the development of the claims in such manner and on a tonnage basis of such capacity as is deemed proper and adequate in our sole judgment, and we must advance all funds required, including the initial working capital in such an amount as we deem proper. We must also equip the property for our operations. In equipping the property for our operations, we may determine in our sole judgment the location of any buildings, structures, machinery, equipment, mine openings, ore and waste storage dumps and whether the same shall be located outside the limits of the claims. The title to and ownership of all capital items of property purchased or constructed by us in equipping the premises for operation and all replacements and additions thereto will remain ours.


         In addition, under the terms of the lease, we must pay a production royalty to the landlord of all ores extracted and sold by us in the amount of three percent of "net smelter returns." The term "net smelter returns" means the amounts actually received by us from the sale of ores and minerals, except in the case of refined gold and silver in which case the net smelter returns is the average daily quotations for the calendar week in which of the London Final Gold Quotation and the Handy & Harman New York official silver quotation as published in Metals Week (or its recognized successor in publication of gold and silver quotations) less certain charges.


         If we fail to make any of the payments required under the lease we are subject to forfeiture of the lease at the option of the landlord. However, in the event of a default our obligations under the lease and an election by the landlord to terminate the lease, we must be provided with a written notice of the landlord's intention to declare a forfeiture. We then have thirty days in which to cure the alleged default or notify the owner that we are disputing the default. If, within fifteen days thereafter we have not resolved the dispute by mutual agreement, the issue of default shall then be resolved by mediation and/or binding arbitration.


         We may terminate the lease by providing thirty days' written notice to the landlord. Upon total cancellation and termination of the lease, we have no further obligation of any kind or nature whatsoever, except for the making of payments which have already accrued at the date of such cancellation and termination and for the payment of our proportion of any taxes accrued while the lease was in effect.


Our business activities to date have been restricted to obtaining a report from our mining engineer, Robert E. Miller and Utah Geologic Service located in Salt Lake City, Utah, and obtaining a mining lease and preparing this offering.


         Based upon an examination of the available literature, our mining engineer believes that the claims area has a high potential for the discovery of gold and silver. Mr. Miller's report is a summary of other publications which discuss our claims. Mr. Miller has not performed any independent field work on our behalf. In developing these conclusions, Mr. Miller relied upon information obtained from a summary of activity conducted on the property which had been prepared by T.C. Chidsey, Jr. of the Utah Geologic Survey in Salt Lake City, Utah, entitled "Stratiography and Attenuation Faulting in the Northern House Range, Utah," Utah Geology, Volume 5, No. 2., pages 143-153 (1978) and "Intrusions, Alteration and Economic Implications in the Northern House Range, Provo, Utah," Brigham Young University Geologic Studies, Volume 25, part 3, pages 47-65.


         He then reviewed an analysis of the Chidsey reports entitled "Geologic Map Sand Pass Project: Modification of Chidsey (1977) Map" by T.W. Bidgood and
P. Barkman written in 1981 for AMAX Exploration, Inc. He also reviewed other available literature including "Discovery of the Bell Gold Mine, Jerrit Canyon District, Elko County, Nevada," by R.B. Hawkins (1982), SME pre-print No. 82-86, and "Sevier Orogenic Attenuation Faulting in the Fish Springs and House Ranges, Western Utah, by L.G. Hitnze, Brigham Young University Geologic Studies, Volume 25, Part 1, pages 11-25.


         This information was confirmed through further research conducted by Mr. Miller which included studies performed by the United States Geological Survey (USGS). These are entitled "Preliminary Geologic Map of the Sand Pass NE and Sand Pass SE Quadrangles, Juab and Millard Counties, Utah," by L.G. Hintze,
(1980) USGS Map MF 1150 and "General Geology and Mines of the East Tintic Mining District, Utah and Juab Counties, Utah," by H.T. Morris and T.S. Lovering (1979) USGS Professional Paper 1023.

         We have developed a three phase program based upon our mining engineer's report. Phase one would include a compilation of all available data including the company data held by Utah State Department of Geology and personal records in the possession of Mr. Steele. In this phase soil samples would be collected from the presently held land position along 800 foot spaced east-west lines with samples stations every 100 feet. These samples would be subjected to enzyme leach technology. This technique will provide geochemical information related to feeder structures and may help pinpoint the most favorable trends. With data in hand this phase would be expanded with fill-in lines providing additional detailed information of any anomalous conditions uncovered. Also in phase one, an east-west line of shallow drill holes would be drilled near the common corner to test for the projection of gold mineralization.


         Phase one would be considered successful if assay results from the soil sampling program provided information sufficient to develop drill targets. Success in the planned phase one shallow drilling program would be demonstrated by the intersection of anomalous or elevated precious metal assays from the targeted areas along the known north-south mineralized structure. Gold assays of 100 ppb or greater and/or silver assays of 1.0 ppm or greater over a five foot drill hole interval would be considered elevated. These same assay values from surface rock chip samples would be considered elevated.


         If phase one is not considered successful based on the data collected, we have the alternative of conducting a grass roots exploration program of geological mapping and rock chip sampling in the perimeter areas to identify target sites for continued work. If no drill targets are located using this method, we may be required to cease operations.


         Upon success in phase one, work in phase two would commence consisting of 5000 feet of drilling along favorable trends developed in the phase one program. The reconnaissance style program will be followed by a detailed exploration program that would continue during this phase to the south and north. At this time additional claims would be staked to secure additional areas of interest.


         Phase two would be considered successful if the planned drilling intersected economic precious metal values with a minimum equivalent value of
0.10 opt gold over a ten foot interval in at least one of the drill holes in the program. If phase two is not considered successful, both parts of the planned drill program in phase three would be eliminated and exploration could continue in the general area of the Sand Pass project with the objective of identifying further areas of interest. If this exploration failed to identify mineable ore, we might be required to cease our business operations.

         Phase three would follow successful results obtained in phase two and would involve diamond drilling to follow up on the initial drill holes. Continuation of the preliminary drill program as it relates to the anomalies uncovered in the soil sampling program is planned and will be supported by detailed mapping and geological rock chip sampling within the expanded Sand Pass project with the objective of finding suitable drill targets.

         Upon the successful completion of phase three a third party engineering report would be commissioned followed by a feasibility study. If the economics developed in these reports were positive they would be utilized to guide Lennoc to obtain financing, partnering and development.


         This offering will only be sufficient to fund phase one and phase two. We estimate the cost of each phase will be as follows:

PHASE I

(a)      COMPILATION

         Geologist @$300.00/day - 10 days            $  3,000.00
         Expenses:
                  Travel                             $  1,000.00
                  Motel                              $    700.00
                  Printing, report etc               $  1,000.00
                  Maps etc                           $    500.00

                                                                                $ 6,200.00
(b)      GEOCHEMICAL SAMPLING PROGRAM

         Geologist @$300.00/day - 30 days            $  9,000.00
         Sample crew @$400.00/day-10 days            $  4,000.00
         Assays    250 x $30.00                      $  7,500.00
         Support, Shipping, Supplies
                  Vehicle, Motel, Meals              $  2,500.00
                                                                                $23,000.00

(c)      SAND PASS DRILLING

         Drilling 1000' @$12.00/ft)                  $ 12,000.00
         Geologist                                   $  2,500.00
         Permits and Bond                            $  5,000.00
         Support                                     $  1,200.00
         Water & pad                                 $  2,000.00
         Supplies, assays & shipping                 $  5,000.00
         Cuttings haulage & storage                  $  1,500.00
         Reclamation                                 $  1,000.00                $ 30,200.00

 (d)     REPORT  PHASE I
         Geologist (5 days @$250.00/day)             $  1,250.00
         Drafting                                    $    600.00
         Printing & distribution                     $    120.00
                                                                                $  1,970.00


                                                              Subtotal          $ 61,370.00
                                                              5% contingency    $  3,068.50

                                                     TOTAL                      $ 64,438.50

PHASE II - CONTINGENT UPON SUCCESS OF PHASE I

(a)      SAND PASS DRILLING

         Drilling 5000' @$12.00/ft)                  $ 60,000.00
         Geologist                                   $  2,500.00
         Permits and Bond                            $  5,000.00
         Support                                     $  1,200.00
         Water & pad                                 $  2,000.00
         Supplies, assays & shipping                 $  7,000.00
         Cuttings haulage & storage                  $  1,500.00
         Reclamation                                 $  1,000.00
                                                                                $ 88,200.00

(b)      CONTINUATION OF GEOCHEMCIAL PROGRAM

         GRIDDING & SAMPLE COLLECTION                $  3,200.00
         Geologist (mapping, supervision)            $  2,500.00
         Geochemical soils (300 x $30.00)            $  9,000.00
         Interim report (draft)                      $  1,500.00
         Survey drill locations                      $  1,000.00
         Geologist (10 x $300.00)                    $  3,000.00
         Support                                     $  1,200.00
         Reclamation                                 $  3,000.00
                                                                                $ 24,400.00

(c)      REPORT PHASE II                             $  3,000.00
                                                                                $  3,000.00

                                                              Sub Total         $115,600.00
                                                              5% Contingency    $  5,780.00

                                                              TOTAL             $121,380.00

PHASE III - CONTINGENT UPON SUCCESS OF PHASE II

(a)      SAND PASS DRILLING

         Diamond drilling 2500 @$30.00/ft)           $75,000.00
         Complete support (@$20.00/ft)               $50,000.00
         Administration                              $ 5,000.00
                                                                                $130,000.00

(b)      DRILLING

         Drilling (3500 @$12.00ft)                   $42,000.00
         Complete support                            $10,000.00
         Administration                              $ 3,000.00

                                                                                $ 55,000.00

(c)      CONTINUED EXPLORATION SAND PASS AREA

         Gridding (6 x 200)                          $  1,200.00
         Geologic mapping (3 x $300.00)              $    900.00
         Detailed rock chip sampling (5 x $300.00    $  1,500.00
         Assay & shipping                            $  1,500.00
         Support                                     $  1,200.00
         Report , drafting & field follow-up         $  2,500.00
                                                                                $  8,800.00

                                                              Sub total         $193,800.00
                                                              5% contingency    $  9,690.00

                                                              TOTAL             $203,490.00

Location and Access

         The leased area is located in Juab County, Utah. Access can be gained from by taking Highway 50, about 10 miles north to the Brush-Wellman Berylium Mill Road, then proceeding westward about 41 miles on pavement to the gravelled Trout Creek, Callao, Gold Hill, Ibapah turnoff. You are then required to go south-westward on the Trout Creek, Callao, Gold Hill, Ibapah Road approximately 15 miles to a well-improved county dirt road at the Dome Canyon turn-off. From there you proceed five miles southward to the prospect area. The heart of the prospect area is at 5200' elevation and is accessible nearly all year round.

The Leased Property

         At the present time the leased property consists of 17 unpatented mineral lode claims and an adjoining Utah State Mineral Lease totaling approximately 480 acres.

Local Resources.

         Surface water is rare but subsurface aquifers associated with intermountain basins, and basin and range faults are usually substantial and capable of supplying exploration, mine and mill water for envisioned operations. Water for drilling is likely available from government wells in the area. A coal generated power plant is located near Delta, Utah, approximately 50 miles to the east southeast. Electrical transmission lines are also located in Delta and nearby farming areas. Specific availability and capacity of electric power sources in the area is not known at this time.

         Rail, air and ground transportation as well as supplies and a capable labor pool can be found in Salt Lake City, approximately 120 miles north, north east of the property. Local supplies and modest industrial services can be found in Delta, Utah. In addition to Salt Lake City, experienced miners may be found in Delta and around Ely and Tonopah in eastern Nevada.

Alteration and Mineralization

Alterations in the landscape at the Sand Pass as the result of magmatic activity have similarities to other gold producing areas in the western United States where deep sampling has produced pervasive mineralization. Alterations include a mineralization zone at the Wheeler Shale-Pierson Cove contact in the Sand Pass project area. Similar alterations are found peripheral to the Alligator Ridge, Rain and Gold Quarry Carbonaceous-gold deposits in Nevada.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Competitive Factors

         The mineral mining industry is fragmented. We compete with other exploration companies looking for a variety of mineral reserves. We may be one of the smallest exploration companies in existence. Although we will be competing with other exploration companies, there is no competition for the exploration or removal of minerals from our property. Readily available markets exist in North America and around the world for the sale of minerals. Therefore, we intend to develop mining claims to the production decision, point, and an advanced stage in which major mining production companies would seriously consider pursuing the property as a valuable and significant acquisition.

Regulations

         General exploration work including surveying, geophysical and geochemical programs that do minimal surface disturbance do not require county, state or federal permits. The geochemical program in phase one requires filing a notification of work with the Bureau of Land Management (BLM) and usually does not require permits or bonding. The initial reverse circulation drill program outlined in phase one will be conducted on BLM lands. The BLM will require the submittal of a plan of operation which would be used as the basis for the bonding requirement, water permit and reclamation program. The reclamation program could include both surface reclamation and drill hole plugging and abandonment. The amount of the bonding would be based upon an estimate by the BLM related to the cost of reclamation if done by an independent contractor. It is estimated the bonding requirement would be $5,000. The water permit fee is included in the reclamation cost which is estimated to be $1,000.


         The estimate for phase two reclamation and bonding is based on the assumption that we have completed the phase one reclamation and that the $5000 phase one bond is still in place. Based upon this assumption, it is estimated that an additional bond of $5,000 would be required for phase two for a total bonding requirement of $10,000 for phase one and two. Our phase two budget also allows for $1,000.00 for reclamation and water permit.


         Our proposed operations will be subject to the BLM rules and regulations governing mining on federal lands including a draft environmental impact statement (EIS), public hearings and a final EIS. The final EIS would address county and state needs and requirements and would cover issues and permit requirements concerning: air quality, heritage resources, geology, energy, noise, soils, surface and ground water, wetlands, use of hazardous chemicals, vegetation, wildlife, recreation, land use, socioeconomic impact, scenic resources, health and welfare, transportation and reclamation. Bonding requirements for mining are developed from the final EIS.

         We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

         We are in compliance with the all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations. Lennoc anticipates that it will be required to post bonds in the event the expanded work programs involve extensive surface disturbance.

Employees

         Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Lennoc will consider hiring technical consultants as funds from this offering and additional offerings or revenues from operations in the future permit. At present, our only employee is Mr. McAlpine.

Employment Agreements

         At present, we have no employees, other than Mr. McAlpine, our president and sole director who has received no compensation for his services. Mr. McAlpine does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

         We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

         Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

         To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

         We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Limited Operating History; Need for Additional Capital

         There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

         To become profitable and competitive, we conduct research and exploration of our leased claims. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

         We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on November 17, 2000

         We just recently acquired our first unpatented lode mineral claims. At this time we have not yet commenced the research and/or exploration stage of our mining operations on that property. As of December 31, 2000 we had accumulated a deficit of $3,450.

Plan of Operations

         Since inception, we have used our common stock to raise money for our property acquisition and for corporate expenses. Net cash provided by financing activities from inception on November 17, 2000 to December 31, 2000 was $25,000 as a result of proceeds received from our president and sole director. Our business activities to date have been restricted to obtaining a mining engineer's report, a mining lease and preparing this offering.


         Lennoc's plan of operations for the next twelve months is to at a minimum undertake phase one and two of the drilling and exploration program. Phase one will cost approximately $64,438 and phase two will cost approximately $121,380. This offering will only be sufficient to fund phase one and two. If we determine to proceed with phase three, the estimated cost will be $203,490 which will have to be raised in an additional offering.


         We cannot complete phase one unless at least 50% of the offering is sold. The total cost of phase two is estimated to be $203,490 and therefore cannot be completed unless more than 75% of the offering is sold. We have no plan to engage in any alternative business if Lennoc ceases or suspends operations as a result of not having enough money to complete any phase of the exploration program.


      We intend to follow the recommendations of our expert mining engineer who has prepared a detailed technical report on the leased claims. He has recommended conducting an exploration program in three distinct phases. Phase one will involve compiling available data on the claims, geochemical sampling, drilling of about 1000 total feet and compiling all available drilling and geochemical data for the claims area for analysis. Expenses for phase one will include $6,200 for data compilation, $23,000 for geochemical sampling, $30,200 for drilling, $1,970 for a report analysis and a 5% reserve contingency fund of $3,068 for cost over-runs. Phase one will take between three and six months to complete.


         Upon completion of phase one, we will determine the cost effectiveness of proceeding to phase two. Phase one would be considered successful if assay results from the soil sampling program provided information sufficient to develop drill targets. Success in the planned phase one shallow drilling program would be demonstrated by the intersection of anomalous or elevated precious metal assays from the targeted areas along the known north-south mineralized structure. Gold assays of 100 ppb or greater and/or silver assays of 1.0 ppm or greater over a five foot drill hole interval would be considered elevated. These same assay values from surface rock chip samples would be considered elevated. If we determine not to proceed to phase two, we will likely use any capital reserves to locate other viable mining claims although we currently have no plans in place for such activity.


         If we determine to proceed to phase two, we will incur expenses of $88,200 for drilling, $24,400 for additional geochemical testing and $3,000 for analysis of the data. We will also set aside a 5% contingency fund for cost over-runs of $5,780. Phase two would be considered successful if the planned drilling intersected economic precious metal values with a minimum equivalent value of 0.10 opt gold over a ten foot interval in at least one of the drill holes in the program. If phase two is not considered successful, both parts of the planned drill program in phase three would be eliminated and exploration could continue in the general area of the Sand Pass project with the objective of identifying further areas of interest. If this exploration failed to identify mineable ore, we might be required to cease our business operations. Phase two will take between three and six months to complete.


         If we determine to proceed to phase three, we will not have sufficient capital with which to complete phase three without raising additional capital through another offering. Phase three is estimated to cost a total of $203,490 for drilling, mapping and analysis.


Liquidity and Capital Resources


         As of the date of this registration statement, we have yet to generate any revenues from our business operations. Since our inception, Mr. McAlpine has paid $25,000 in cash in exchange for 1,000,000 shares of common stock. This money has been utilized for organizational and start-up costs and as operating capital.


         We will be required to sell at least 25% of this offering before commencing phase one of our planned exploration program. In addition, unless at least 50% of the offering is sold, we will not be able to complete phase one. Assuming sufficient funds are raised in this offering to complete phase one, we will be able evaluate within the next 12 months whether to proceed with phase two. Should we decide to proceed with phase two, we will not be able to complete it unless more than 75% of this offering is sold. If we determine to proceed to phase three, we will be required to raise approximately $250,000 in another equity offering in order to fund the additional exploration.


         According to the terms or our mineral lease, we are obligated by January 8, 2002 to pay a minimum royalty of $3,000, a minimum royalty of $6,000 by January 8, 2003, a minimum royalty of $9,000 by January 8, 2004, and a minimum royalty of $12,000 by January 8, 2005 and $12,000 annually thereafter for the balance of the lease term. In addition, we must pay a perpetual royalty of 3% to the landlord on all ores processed and sold from the leased claims by Lennoc. We will be required to renegotiate the terms of the mineral lease in the event we are unable to raise sufficient funds in time to meet these obligations.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Kennan E. Kaeder, Attorney at Law, Suite 1904, 110 West C Street, San Diego, California 92101.

                                     EXPERTS

         The financial statements of Lennoc Ventures, Inc. for the period from inception on November 17, 2000 through December 31, 2000 included in this prospectus have been examined Amisano Hanson, Suite 604-750 West Pender Street, Vancouver, Canada V6C 2T7, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We are filing a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Lennoc Ventures and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

         As of the effective date of this prospectus, we will become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Pacific Regional Office 5670 Wilshire Boulevard, 11th Floor Los Angeles, CA 90036-3648. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

         Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Lennoc Ventures, Inc. 207-1425 Marine Drive, West Vancouver, B.C., V7T 1B9.

                              LENNOC VENTURES, INC.
                         [An Exploration Stage Company]

                              FINANCIAL STATEMENTS


                                    CONTENTS


                                                                      Page
                                                                      ----
Independent Auditors' Report                                           F-1

Balance Sheet                                                          F-2

Statement of Operations, for the period from inception                 F-3
on November 17, 2000 through December 31, 2000

Statement of Cash Flows, for the period from inception                 F-4
November 17, 2000 through December 31, 2000

Statement of Stockholders' Equity, from inception                      F-5
on November 17, 2000 through December 31, 2000

Notes to Financial Statements                                          F-6-9

Balance Sheets March 31, 2001 and December 31, 2001                    F-10

Statements of Operations for three month period
ending March 31, 2001                                                  F-11

Statements of Cash Flows for three month period
ending March 31, 2001                                                  F-12

Statements of Stockholders' Deficiency for the period
November 17, 2000 (date of incorporation) to March 31, 2001            F-13

Notes to the Financial Statements March 31, 2001 and
December 31, 2001                                                      F-14

TERRY AMISANO LTD.                                         AMISANO HANSON

KEVIN HANSON, C.A.                                         Chartered Accountants

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders,
Lennoc Ventures, Inc.

We have audited the accompanying balance sheet of Lennoc Ventures, Inc. (An Exploration Stage Company) as at December 31, 2000 and the statements of operations, stockholders' equity and cash flows for the period November 17, 2000 (Date of Incorporation) to December 31, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Lennoc Ventures, Inc. as at December 31, 2000 and the results of its operations and its cash flows for the period from November 17, 2000 (Date of Incorporation) to December 31, 2000, in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements referred to above have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company is in the exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                            "AMISANO HANSON"
February 19, 2001                                          Chartered Accountants









Suite 604 - 750 West Pender Street                     Telephone: (604) 689-0188
Vancouver,  Canada                                     Facsimile: (604) 689-9773

                              LENNOC VENTURES, INC.
                         (An Exploration Stage Company)
                                  BALANCE SHEET
                                December 31, 2000
                             (STATED IN US DOLLARS)



                                                                                   2000
                                                                                ---------
                                     ASSETS
Current
   Cash                                                                         $  18,070

Advance on resource property - Note 6                                               5,000
                                                                                ---------
                                                                                $  23,070
                                                                                =========
                                   LIABILITIES
Current
   Accounts payable                                                             $   1,520
                                                                                ---------
                              STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value
      1,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
     50,000,000 shares authorized
      1,000,000 shares outstanding                                                 25,000
Deficit accumulated during the exploration stage                                   (3,450)
                                                                                ---------
                                                                                   21,550
                                                                                ---------
                                                                                $  23,070
                                                                                =========
Nature and Continuance of Operations - Note 1
Subsequent Event - Note 6





APPROVED BY THE DIRECTOR:




                                            , Director
--------------------------------------------




                             SEE ACCOMPANYING NOTES

                              LENNOC VENTURES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF OPERATIONS
  for the period November 17, 2000 (Date of Incorporation) to December 31, 2000
                             (STATED IN US DOLLARS)


                                                                 NOVEMBER 17,
                                                                     2000
                                                                   (DATE OF
                                                              INCORPORATION) TO
                                                                 DECEMBER 31,
                                                                     2000
                                                              ------------------
Expenses
   Bank charges                                               $               18
   Management fees                                                         1,000
   Professional fees                                                       2,432
                                                              ------------------
Net loss for the period                                       $            3,450
                                                              ==================
Loss per share                                                $             0.01
                                                              ==================
Weighted average number of shares outstanding                            352,273
                                                              ------------------



                             SEE ACCOMPANYING NOTES

                              LENNOC VENTURES, INC.
                         (An Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
  for the period November 17, 2000 (Date of Incorporation) to December 31, 2000
                             (STATED IN US DOLLARS)


                                                                         NOVEMBER 17,
                                                                             2000
                                                                           (DATE OF
                                                                      INCORPORATION) TO
                                                                         DECEMBER 31,
                                                                             2000
                                                                      -----------------
Cash Flows from Operating Activities
   Net loss for the period                                             $    (3,450)

   Change in non-cash working capital balance
    related to operations
     Accounts payable                                                        1,520
                                                                      -----------------
                                                                            (1,930)
                                                                      -----------------
Cash Flows from Financing Activity
   Capital stock subscribed                                                 25,000
                                                                      -----------------
Cash Flows used in Investing Activity
   Advance on resource property                                             (5,000)
                                                                      -----------------
Increase in cash during the period                                          18,070

Cash, beginning of the period                                                    -
                                                                      -----------------
Cash, end of the period                                                $    18,070
                                                                      =================



                             SEE ACCOMPANYING NOTES

                              LENNOC VENTURES, INC.
                         (An Exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
  for the period November 17, 2000 (Date of Incorporation) to December 31, 2000
                             (STATED IN US DOLLARS)


                                                                                         DEFICIT
                                                                                       ACCUMULATED
                                             COMMON SHARES              ADDITIONAL      DURING THE
                                             -------------               PAID-IN       EXPLORATION
                                              #           PAR VALUE      CAPITAL          STAGE            TOTAL
                                          ---------      ---------     -----------     -----------       ---------
Capital stock subscribed
 pursuant to an offering
 memorandum for cash
                     - at $0.025          1,000,000      $   1,000     $    24,000     $       -         $  25,000

Net loss for the period                           -              -               -        (3,450)           (3,450)
                                          ---------      ---------     -----------     -----------       ---------
Balance, as at
 December 31, 2000                        1,000,000      $   1,000     $    24,000     $  (3,450)        $  21,550
                                          =========      =========     ===========     ===========       =========



                             SEE ACCOMPANYING NOTES

                              LENNOC VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
  for the period November 17, 2000 (Date of Incorporation) to December 31, 2000
                             (STATED IN US DOLLARS)


Note 1        NATURE AND CONTINUANCE OF OPERATIONS

              The company is in the exploration stage. The company has entered into a lease agreement to explore and mine a resource property located in the state of Utah, United States and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the resource property will be dependent upon the discovery of economically recoverable reserves, confirmation of the company's interest in the underlying property, the ability of the company to obtain necessary financing to satisfy the expenditure requirements under the resource property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The company has accumulated a deficit of $3,450 since inception. Its ability to continue as a going concern is dependent upon the ability of the company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              The company was incorporated in Nevada on November 17, 2000.

Note 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                              EXCHANGE ACT GUIDE 7

              The Securities and Exchange Commission's Exchange Act Guide 7 "Description of property by issuers engaged or to be engaged in significant mining operations" requires that mining companies in the exploration stage should not refer to themselves as development stage companies in the financial statements, even though such companies should comply with Financial Accounting Standard Board Statement No. 7, if applicable. Accordingly, the company has not been referred to as being a development stage company.

Note 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

              RESOURCE PROPERTIES

              The acquisitions of resource properties are initially recorded at cost. Producing mineral properties are depleted over their estimated useful lives based upon a method relating recoverable mineral reserves to production. Non-producing mineral properties that the company abandons interest in are written-off in the year of abandonment. Exploration costs are expensed as incurred.

              ENVIRONMENTAL COSTS

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the company's commitments to plan of action based on the then known facts.

              INCOME TAXES

              The company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes".

              BASIC LOSS PER SHARE

              The company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be antidilutive.

              FAIR VALUE OF FINANCIAL INSTRUMENT

              The carrying value of cash and accounts payable approximates fair value because of the short maturity of these instruments.

Note 3        DEFERRED TAX ASSETS

              The Financial Accounting Standards Board issued Statement Number 109 in Accounting for Income Taxes ("FAS 109") which is effective for fiscal years beginning after December 15, 1992. FAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              The following table summarizes the significant components of the company's deferred tax assets:

                                                                      TOTAL
                                                                     --------
             Deferred Tax Assets
               Non-capital loss carryforward                         $  3,450
                                                                     ========

             Gross deferred tax assets                               $  1,725
             Valuation allowance for deferred tax asset                (1,725)
                                                                     --------
                                                                     $      -
                                                                     ========

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 4        INCOME TAXES

              No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2000 the company has net operating loss carryforwards, which expire commencing in 2020, totalling approximately $3,450, the benefit of which has not been recorded in the financial statements.

Note 5        NEW ACCOUNTING STANDARD

              In June 1998, the Financial Accounting Standards board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which standardized the accounting for derivative instruments. SFAS is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Adopting this standard will not have a significant impact on the company's financial positions, results of operations or cash flows.

Note 6        SUBSEQUENT EVENTS

              i) By a lease and purchase option agreement dated January 8, 2001 the company was granted the exclusive right to purchase the Sand Pass resource property located in Juab County of the State of Utah for $1,000,000. This amount will be reduced by any amounts paid under the following minimum advance royalty payments:

                  Minimum Advance Royalty Payments:

                  The owner shall be paid a royalty of 3% of the net smelter returns from all production. In respect to this royalty, the company is required to pay minimum advance royalty payments of the following:

                  -  $1,500 upon execution (paid);

                  -  $3,000 on January 8, 2002;

                  -  $6,000 on January 8, 2003

                  -  $9,000 on January 8, 2004

                  -  $12,000 on January 8, 2005 and thereafter

                  Performance Commitment:

                  The company is required to pay all federal and state mining claim maintenance fees for any year in which this agreement is maintained in good standing after August 1. The company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the company's activities on the property.

                  The term of this lease is for 20 years with automatic extensions so long as minerals are being mined, processed and marketed by the company in commercially paying quantities.

                  The advance on resource property of $5,000 as at December 31, 2000 was applied $1,500 to the initial royalty payment and the balance of $3,500 to exploration expenses.

                              LENNOC VENTURES, INC.
                         (An Exploration Stage Company)
                                 BALANCE SHEETS
                      March 31, 2001 and December 31, 2000
                             (Stated in US Dollars)
                                   (UNAUDITED)

                                                                                March 31,         December 31,
                                                     ASSETS                        2001               2000
                                                                                   ----               ----
Current
   Cash                                                                      $         1,534     $        18,070
   Prepaid expenses                                                                    1,200                   -
                                                                             ---------------     ---------------
                                                                                       2,734              18,070
Advance on resource property                                                               -               5,000
                                                                             ---------------     ---------------
                                                                             $         2,734     $        23,070
                                                                             ===============     ===============

                                                   LIABILITIES
Current
   Accounts payable                                                          $         2,560     $         1,520
                                                                             ---------------     ---------------
                                                STOCKHOLDERS' EQUITY

Preferred stock, $0.001 par value
      1,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
      50,000,000 shares authorized
      1,000,000 shares outstanding                                                    25,000              25,000
Deficit accumulated during the exploration stage                                     (24,826)             (3,450)
                                                                             ---------------     ---------------
                                                                                         174              21,550
                                                                             ---------------     ---------------
                                                                             $         2,734     $        23,070
                                                                             ===============     ===============



                             SEE ACCOMPANYING NOTES

                             LENNOC VENTURES, INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS
                   for the three month period ended March 31,
               2001 and for the period November 17, 2000 (Date of
                        Incorporation) to March 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)

                                                                                                 November 17, 2000
                                                                                Three months      (Date of Incor-
                                                                                   Ended           poration) to
                                                                                 March 31,           March 31,
                                                                                    2001               2001
                                                                                    ----               ----
Expenses
   Bank charges                                                               $             47   $             65
   Management fees                                                                       4,000              5,000
   Professional fees                                                                    11,640             14,072
   Resource property acquisition and development                                         5,000              5,000
   Transfer agent fees                                                                     689                689
                                                                              ----------------   ----------------
Net loss for the period                                                       $         21,376   $         24,826
                                                                              ================   ================
Loss per share                                                                $           0.02
                                                                              ================
Weighted average number of shares outstanding                                        1,000,000
                                                                              ================

                             SEE ACCOMPANYING NOTES

                              LENNOC VENTURES, INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS
                   for the three month period ended March 31,
               2001 and for the period November 17, 2000 (Date of
                        Incorporation) to March 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                                                                       November 17, 2000
                                                                      Three months      (Date of Incor-
                                                                         ended           poration) to
                                                                       March 31,           March 31,
                                                                          2001               2001
                                                                          ----               ----
Cash Flows from Operating Activities
   Net loss for the period                                           $       (21,376)   $       (24,826)

   Changes in non-cash working capital balances
    related to operations
     Prepaid expenses                                                         (1,200)            (1,200)
     Accounts payable                                                          1,040              2,560
                                                                     ---------------    ----------------

                                                                             (21,536)           (23,466)
                                                                     ---------------    ----------------
Cash Flows from Financing Activity
   Capital stock subscribed                                                        -             25,000
                                                                     ---------------    ----------------

Cash Flows from Investing Activity
   Advance on resource property                                                5,000                  -
                                                                     ---------------    ----------------
Increase (decrease) in cash during the period                                (16,536)             1,534

Cash, beginning of the period                                                 18,070                  -
                                                                     ---------------    ----------------
Cash, end of the period                                              $         1,534    $         1,534
                                                                     ===============    ================

                             SEE ACCOMPANYING NOTES

                              LENNOC VENTURES, INC.
                         (An Exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
   for the period November 17, 2000 (Date of Incorporation) to March 31, 2001
                             (Stated in US Dollars)
                                   (UNAUDITED)


                                                                                         Deficit
                                                                                       Accumulated
                                             Common Shares            Additional       During the
                                             -------------              Paid-in        Exploration
                                           #           Par Value        Capital           Stage           Total
                                         -----         ---------        -------           -----           -----
Capital stock subscribed
 pursuant to an offering
 memorandum for cash
                     - at $0.025          1,000,000     $    1,000     $    24,000   $           -    $       25,000

Net loss for the period                           -              -               -          (3,450)           (3,450)
                                          ---------      ---------      ----------     -----------     -------------
Balance, December 31, 2000                1,000,000          1,000          24,000          (3,450)           21,550

Net loss for the period                           -              -               -         (21,376)          (21,376)
                                          ---------      ---------      ----------     -----------     -------------
Balance, March 31, 2001                   1,000,000     $    1,000     $    24,000   $     (24,826)   $          174
                                          =========      =========      ==========     ===========     =============

                             SEE ACCOMPANYING NOTES

                              LENNOC VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                      March 31, 2001 and December 31, 2000
                             (Stated in US Dollars)
                                   (UNAUDITED)

Note 1        INTERIM REPORTING

              While the information presented in the accompanying interim three months financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented. All adjustments are of a normal recurring nature. It is suggested that these financial statements be read in conjunction with the company's December 31, 2000 annual financial statements.

Note 2        COMMITMENT

              By a lease and purchase option agreement dated January 8, 2001 the company was granted the exclusive right to purchase the Sand Pass resource property located in Juab County of the State of Utah for $1,000,000. This amount will be reduced by any amounts paid under the following minimum advance royalty payments:

              Minimum Advance Royalty Payments:

              The owner shall be paid a royalty of 3% of the net smelter returns from all production. In respect to this royalty, the company is required to pay minimum advance royalty payments of the following:

              -        $1,500 upon execution (paid);
              -        $3,000 on January 8, 2002;
              -        $6,000 on January 8, 2003
              -        $9,000 on January 8, 2004
              -        $12,000 on January 8, 2005 and thereafter

              Performance Commitment:

              The company is required to pay all federal and state mining claim maintenance fees for any year in which this agreement is maintained in good standing after August 1. The company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the company's activities on the property.

              The term of this lease is for 20 years with automatic extensions so long as minerals are being mined, processed and marketed by the company in commercially paying quantities.

              The advance on resource property of $5,000 as at December 31, 2000 was applied $1,500 to the initial royalty payment and the balance of $3,500 to exploration expenses.

                              LENNOC VENTURES, INC.
                         [An Exploration Stage Company]


                                5,000,000 Shares


                                  Common Stock


                                 $0.05 Per Share

                                 --------------

                                   PROSPECTUS

                                 --------------

                              LENNOC VENTURES, INC.
                                 311 Tawny Road
                                 Sarnia, Ontario

                                          , 2001

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

         1. Article XII of the articles of incorporation of Lennoc, filed as Exhibit 3.1 to the Registration Statement.

         2. Article XI of the bylaws of Lennoc, filed as Exhibit 3.2 to the Registration Statement.

         3. Nevada Revised Statutes, Chapter 78.

         The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Lennoc responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                                              AMOUNT*
                                                            ----------
SEC Registration fee                                            $62.50
Blue sky fees and expenses                                   $1,000.00
Legal fees and expenses                                     $20,000.00
Printing and shipping expenses                               $1,000.00
Accounting fees and expenses                                 $5,000.00
Transfer and Miscellaneous expenses                          $1,000.00
Total                                                       $28,062.50

* All expenses are estimated except the Commission filing fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth information relating to all previous sales of Common stock by the Registrant which sales were not registered under the Securities Act of 1933.


         In connection with the organization of our company, our founding shareholder, Kenneth McAlpine, has paid an aggregate of $25,000 cash to purchase 1,000,000 shares of common stock of our company. This transaction was not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act. The securities were offered and sold without any general solicitation to persons affiliated with the Issuer as founding shareholders, are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144.

ITEM 27. EXHIBITS INDEX.

NUMBER           EXHIBIT NAME
------           ------------
1.1              Subscription Agreement*
1.2              Subscription Agreement of Kenneth McAlpine*
3.1              Articles of Incorporation*
3.2              Certificate of Amendment*
3.3              By-Laws*
4.1              Specimen Stock Certificate*
5.1              Opinion Regarding Legality*
10.1             Mining Lease*
23.1             Consent of Amisano Hanson
23.2             Consent of Kennan E. Kaeder
23.3             Consent of R. Miller


* Previously filed

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our articles of incorporation and By-Laws.

ITEM 28. UNDERTAKINGS.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant)of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Sarnia, Ontario, on June 21, 2001.


(Registrant)                       Lennoc Ventures, Inc.

By (signature and title)           /s/ KENNETH MCALPINE
                                   ----------------------------------
                                   President, Treasurer, and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(signature)                        /s/ KENNETH MCALPINE
                                   ----------------------------------
(title)                            President, Chief Executive Officer,
                                   Secretary, Chairman of the Board
(date)                             June 21, 2001

(signature)                        /s/ KENNETH MCALPINE
                                   ----------------------------------
(title)                            Chief Financial Officer
(date)                             June 21, 2001

                                INDEX TO EXHIBITS


-------------------------------------------------------------------
SEC REFERENCE           TITLE OF DOCUMENT
NUMBER
-------------------------------------------------------------------
1.1                     Subscription Agreement*
-------------------------------------------------------------------
1.2                     Subscription Agreement of Kenneth McAlpine*
-------------------------------------------------------------------
1.3                     Subscription Agreement of Kenneth McAlpine*
-------------------------------------------------------------------
3.1                     Articles of Incorporation*
-------------------------------------------------------------------
3.2                     Certificate of Amendment*
-------------------------------------------------------------------
3.3                     Bylaws*
-------------------------------------------------------------------
4.1                     Specimen Stock Certificate*
-------------------------------------------------------------------
5.1                     Opinion Regarding Legality*
-------------------------------------------------------------------
10.1                    Mining Lease*
-------------------------------------------------------------------
23.1                    Consent of Amisano Hanson
-------------------------------------------------------------------
23.2                    Consent of Kennan E. Kaeder
-------------------------------------------------------------------
23.3                    Consent of R. Miller


* Previously filed